Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in this Registration Statement (Form S-3) and related Prospectus of ION Geophysical Corporation of our report dated October 31, 2008, relating to the combined financial statements of the ARAM Group of Companies, which appears in the Current Report on Form 8-K/A of ION Geophysical Corporation dated November 3, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Chartered Accountants Calgary, Alberta December 17, 2008
/s/ PricewaterhouseCoopers LLP